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                                  EXHIBIT 24(5)

                          CONSENT OF SOUTHARD FINANCIAL


     We hereby consent to the inclusion of the Fairness Opinion of Southard Financial in the Form S-4 Registration Statement of First Security Corporation in connection with the acquisition of Rio Grande Bancshares, Inc. and First National Bank of Dona Ana County. We also consent to the references made in the such Form S-4 Registration Statement to Southard Financial.

                                             Sincerely,



December 8, 1997                             /s/ Douglas K. Southard
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